TEMPUR-PEDIC REPORTS THIRD QUARTER EARNINGS
- EPS Up 44% in Third Quarter
- Net Sales Up 22% in Third Quarter
- Completed Prior $200 Million Share Repurchase Authorization
- Announces New $300 Million Share Repurchase Authorization
- Company Raises Financial Guidance for 2007

LEXINGTON, KY, October 18, 2007– Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the third quarter ended September 30, 2007. In addition, the Company increased full year 2007 financial guidance and announced a new share repurchase authorization.

THIRD QUARTER 2007 FINANCIAL SUMMARY
•	Earnings per share increased 44% to $0.49 per diluted share in the third quarter of 2007 as compared to $0.34 per diluted share in the third quarter of 2006.

•	Net sales rose 22% to $294.1 million in the third quarter of 2007 from $240.9 million in the third quarter of 2006. Retail sales increased 27% worldwide.

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Operating income increased 26% to $67.5 million in the third quarter of 2007 from $53.7 million in the third quarter of 2006. The increase was principally driven by incremental sales as well as modest operating expense leverage.

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Operating cash flow increased to $55.7 million in the third quarter of 2007 from $46.6 million in the third quarter of 2006. The increase was principally driven by net income growth. In addition, capital expenditures were $3.3 million in the third quarter of 2007, $2.3 million less than in the third quarter of 2006.

•
The Company achieved net sales and unit growth across all products and both geographic segments. Worldwide mattress revenue increased 22%. Worldwide mattress unit growth was 17% led by domestic mattress unit growth of 22%. Pillow sales rose 15% worldwide driven by unit growth of 12%. Domestic pillow units were especially strong, up 23%.

For the third quarter of 2007, the Company reported net income of $38.8 million as compared to $28.9 million in the third quarter of 2006. This net income growth of 34% largely resulted from an increase in operating income. Net income results include stock-based compensation expense, which increased 46% to $1.7 million in the third quarter of 2007.

President and Chief Executive Officer H. Thomas Bryant commented, “Tempur-Pedic delivered outstanding results in the third quarter, with growth across all products and geographic segments. While Tempur-Pedic is already the industry leader for profitability, we believe our year to date financial results are consistent with our goal of ultimately becoming the worldwide bedding leader in terms of both sales and profitability. We are pleased with our year to date results and continue to see abundant opportunities to gain bedding market share around the globe.

“In the third quarter, consumers continued to express their preference for our proprietary TEMPUR® material as we lead the technology shift away from innersprings. Mattress growth was balanced across our product line with excellent results from our existing product line as well as strong contribution from our recently introduced models. While the last several quarters have been challenging for the mattress industry, our sales team has exceeded our goals for slot growth, account productivity and market share gains.

 “We are pleased with our new advertising campaign as it appears to be resonating exceptionally well with our target consumers, especially affluent baby boomers. In fact, the campaign is doing so well that we are in the process of evaluating its use throughout many of our international markets. We anticipate rolling the campaign into Europe in the first quarter.

“Our operations team delivered excellent performance, producing more mattresses than in any other quarter in our history. As previously disclosed, U.S. retail demand exceeded our expectations during the third quarter, which resulted in some product shortages as certain key suppliers were not able to ramp their production as quickly as needed. We addressed this issue through a variety of actions, some of which modestly impacted our gross margins. We are pleased to now be running in a more optimal fashion, having largely eliminated shortages by the end of the quarter.”

Current Share Repurchase Authorization Completed and New Authorization Announced
During the third quarter of 2007, the Company purchased 6.6 million shares of its common stock at an average price of $30.48 for a total cost of $200.0 million. During 2007, the Company has purchased 10.4 million shares of its common stock for a total cost of $300.0 million.

The Company announced that the Board of Directors has authorized a new share repurchase program of up to an incremental $300.0 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program may be limited, suspended or terminated at any time without prior notice.

Chief Financial Officer Dale Williams stated, “We continue to view share repurchases as an excellent means to return value to shareholders over the long term. During the third quarter we completed the $200 million share repurchase program we announced on July 19, 2007. We currently anticipate substantial cash flow growth over the next several years and so we are pleased with the Board’s decision to authorize a new buyback program.”

2007 Financial Guidance
Given the Company’s strong performance through the first three quarters of 2007 and its continued positive outlook for the year, the Company is increasing 2007 full year financial guidance. The Company currently expects net sales for 2007 to range from $1.105 billion to $1.115 billion, rather than $1.065 billion to $1.085 billion as contemplated by the Company’s prior guidance. This updated guidance reflects an increase of 17% to 18% compared to 2006 net sales of $945.0 million. The Company currently expects diluted earnings per share for 2007 to range from $1.74 to $1.76, rather than $1.63 to $1.66 as contemplated by the Company’s prior guidance. This updated guidance reflects an increase of 36% to 38% compared to 2006 diluted earnings per share of $1.28. Based on the Company’s year to date performance of $1.22 per diluted share, this guidance would imply diluted earnings per share of $0.52 to $0.54 for the fourth quarter of 2007. This guidance reflects year to date performance, incremental earnings resulting from increased sales expectations, shares repurchased through September 30, 2007, and interest on associated borrowings. This guidance does not take into account the anticipated effect of any additional share repurchases.

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Conference Call Information
Tempur-Pedic International will host a live conference call with President and Chief Executive Officer H. Thomas Bryant and Chief Financial Officer Dale Williams to discuss financial results today, October 18, 2007 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-297-0353. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.

For those who cannot listen to the live broadcast, a telephone replay of the call will be available from October 18, 2007 at 8:00 p.m. Eastern Time through October 25, 2007. To listen to the replay, dial 888-203-1112, participant code 9844895.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating to the Company’s goal of becoming the worldwide bedding leader, opportunities to gain bedding market share, the rollout of the Company’s new advertising campaign, steps taken to address product shortages and expectations regarding the Company’s new share repurchase authorization, cash flow growth over the next several years, and net sales and earnings per share for 2007, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements.  These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates: and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium sleep, the fastest growing segment of the estimated $13 billion global mattress market. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	Chg %	2007	2006	Chg %
Net sales	$294,094	$240,917	22%	$817,768	$688,465	19%
Cost of sales	152,484	124,894		423,930	354,672
Gross profit	141,610	116,023	22%	393,838	333,793	18%
Selling and marketing expenses	48,830	41,827		144,630	127,230
General and administrative expenses	23,628	19,235		68,497	55,521
Research and development expenses	1,603	1,240		4,278	3,031
Operating income	67,549	53,721	26%	176,433	148,011	19%

Other expense, net:
Interest expense, net	(8,261)	(6,728)		(21,394)	(17,402)
Loss on extinguishment of debt	—	—		(126)	—
Other expense, net	(33)	(183)		(410)	(142)
Total other expense	(8,294)	(6,911)		(21,930)	(17,544)
Income before income taxes	59,255	46,810	27%	154,503	130,467	18%
Income tax provision	20,437	17,947		52,974	48,599
Net income	$38,818	$28,863	34%	$101,529	$81,868	24%

Earnings per share:
Basic	$0.50	$0.35		$1.25	$0.96
Diluted	$0.49	$0.34		$1.22	$0.92
Weighted average shares outstanding:
Basic	77,725	82,946		81,522	85,533
Diluted	79,173	85,681		83,069	88,666

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30,	December 31,
	2007	2006	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$23,580	$15,788
Accounts receivable, net	165,735	142,059
Inventories	82,065	61,736
Prepaid expenses and other current assets	13,053	8,002
Income taxes receivable	—	588
Deferred income taxes	9,566	9,383
Total Current Assets	293,999	237,556	24%
Property, plant and equipment, net	208,140	215,428
Goodwill	198,623	198,207
Other intangible assets, net	69,014	70,826
Deferred financing and other non-current assets, net	4,044	3,649
Total Assets	$773,820	$725,666	7%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$64,880	$51,220
Accrued expenses and other	74,364	61,050
Income taxes payable	15,751	—
Current portion of long-term debt	282	19,497
Total Current Liabilities	155,277	131,767	18%
Long-term debt	555,805	341,635
Deferred income taxes	34,294	38,536
Other non-current liabilities	330	380
Total Liabilities	745,706	512,318	46%

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of September 30, 2007 and December 31, 2006	992	992
Additional paid in capital	280,638	264,709
Retained earnings	207,797	140,608
Accumulated other comprehensive income	11,586	3,992
Treasury stock, at cost; 24,110 and 15,993 shares as of September 30, 2007 and December 31, 2006, respectively	(472,899)	(196,953)
Total Stockholders’ Equity	28,114	213,348	(87)%
Total Liabilities and Stockholders’ Equity	$773,820	$725,666	7%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2007	2006	Chg %
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$101,529	$81,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,326	18,640
Amortization of deferred financing costs	719	1,479
Loss on extinguishment of debt	126	—
Amortization of stock-based compensation	5,081	2,672
Provision for doubtful accounts	4,541	2,813
Deferred income taxes	(3,101)	(2,479)
Foreign currency adjustments	661	243
Loss on sale of equipment and other	101	207
Changes in operating assets and liabilities:
Accounts receivable	(22,585)	(23,696)
Inventories	(14,228)	18,545
Prepaid expenses and other current assets	(5,035)	725
Accounts payable	10,250	5,351
Accrued expenses and other	10,636	3,986
Income taxes	25,864	28,926
Excess tax benefit from stock based compensation	(10,025)	(6,189)
Net cash provided by operating activities	129,860	133,091	(2%)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(636)	(699)
Purchases of property, plant and equipment	(8,181)	(24,159)
Acquisition of businesses	(5,756)	—
Proceeds from sale of equipment	135	83
Net cash used by investing activities	(14,438)	(24,775)	42%
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	347,547	152,000
Repayments of long-term revolving credit facility	(119,293)	(55,000)
Repayments of long-term debt	(45,416)	(70,622)
Proceeds from issuance of Series A Industrial Revenue Bonds	15,385	—
Repayment of Series A Industrial Revenue Bonds	(5,765)	(3,840)
Proceeds from exercise of stock options	8,078	3,401
Excess tax benefit from stock based compensation	10,025	6,189
Treasury stock repurchased	(299,998)	(144,000)
Dividend paid to stockholders	(17,895)	—
Payments for deferred financing costs	(1,530)	(698)
Net cash used by financing activities	(108,862)	(112,570)	2%
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,232	1,652
Increase/(Decrease) in cash and cash equivalents	7,792	(2,602)
CASH AND CASH EQUIVALENTS, beginning of period	15,788	17,855
CASH AND CASH EQUIVALENTS, end of period	$23,580	$15,253	55%

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the third quarter of 2007 compared to 2006:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007	2006
By Sales Channel
Retail	$251,452	$198,659	$177,372	$139,883	$74,080	$58,776
Direct	18,009	20,608	15,140	18,214	2,869	2,394
Healthcare	12,384	10,522	4,222	3,099	8,162	7,423
Third Party	12,249	11,128	3,717	3,250	8,532	7,878
Total	$294,094	$240,917	$200,451	$164,446	$93,643	$76,471

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007	2006
Net Sales
Mattresses	$207,341	$169,334	$149,221	$122,117	$58,120	$47,217
Pillows	34,418	29,934	17,960	14,863	16,458	15,071
Other	52,335	41,649	33,270	27,466	19,065	14,183
Total	$294,094	$240,917	$200,451	$164,446	$93,643	$76,471